Exhibit 99.1

Sow Good, Inc. Announces Freeze Dried Candy Launch & Increased Production Capacity

May 11, 2023

Irving, Texas, May 11, 2023 — Sow Good, Inc. (OTCQB:SOWG) announced its entry into the freeze dried candy space and the addition of two additional freeze driers. We believe these additions increase annual production capacity to approximately $35 million. Sow Good’s increased capacity allows them to meet the projected retail demand after Sow Good’s launch of its freeze dried candy line, which has been met with intense excitement from retailers.

The decision to enter this category comes as a result of freeze dried candy’s sensationalization across all social media platforms, particularly TikTok. The hashtag “freezedriedcandy” has amassed over 2 billion views and continues to be a viral topic on the video platform. The consistent and growing interest in freeze dried candy supports Sow Good’s belief that freeze dried candy is developing into an everyday, must-have category for retailers.

In 2022, the National Confectioners Association reported that the growth of non-chocolate candy is outpacing all other confectionary segments and is expected to reach $20B by 2027[1]. The report further details that the demographics fueling this growth is Gen Z and Millennials, inspiring innovation beyond the traditional big name candy brands. With its expertise in innovation and manufacturing, Sow Good’s management team believes it is perfectly positioned to be the industry leader in the freeze dried candy space.

Sow Good is an established, legitimate, food safety-certified brand with the capacity to meet industry demand. Sow Good enters the candy space with a bold line of 16 SKUs—and counting.

Claudia Goldfarb, co-founder and CEO of Sow Good, said, “We are excited to hit the ground running and become the frontrunner brand that retailers and customers can trust to consistently provide delicious and high-quality candy.” Regarding expanding from natural fruit and veggie snacks into the candy space, Claudia added, “We are dedicated to serving our consumers through all aspects of life, not just one. The breadth of our freeze dried products allows us to support our customers wherever they are, whether they are focused on health or sustainability, or seek the wonder of turning a nostalgic, familiar candy into a fun, tasty, innovative sweet treat that satisfies their sweet tooth in fewer bites. The candy category is past due for disruption. Retailers are embracing innovation and innovation is what we do best.”

Sow Good is excited to launch its freeze dried candy line into Five Below, IT’SUGAR, Showcase, TJX Canada, Redstone Distributors, and Imperfect Foods.

About Sow Good

Sow Good Inc. (OTCQB:SOWG) is a freeze dried candy and snack company based in Irving, TX with an SQF-2 certified facility that holds three freeze driers built using proprietary technology. Sow Good is dedicated to becoming a household brand the revolutionizes the snacking industry with products that are convenient, shelf-stable, and delicious. To purchase Sow Good online or learn more, visit www.thisissowgood.com and follow @thisissowgood on TikTok, Instagram, Youtube, and Facebook.

Forward Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

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[1] 2022. NCA: “Get to Know Candy Consumers In New NCA Report.” https://candyusa.com/news/get-to-know-candy-consumers-in-new-nca-report/.